                                     EXHIBIT 23.2


                          CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this registration statement of FaxSav Incorporated (formerly Digitran Corporation, the "Company") on Form S-3 of our report dated February 4, 1998, on our audits of the financial statements and financial statement schedule of FaxSav Incorporated as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".

                                        /s/ PricewaterhouseCoopers, LLP
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                                        PricewaterhouseCoopers, LLP

November 16, 1998
Florham Park, New Jersey